Exhibit 99.1

CONTACT: Kirk Feiler, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-0195

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES FIRST QUARTER 2020 RESULTS

NEW ALBANY, OHIO, May 18, 2020 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (NASDAQ: CVGI) today reported financial results for the first quarter ended March 31, 2020, including revenues of $187.1 million, net loss of $24.6 million, EPS of $(0.80), pre-tax special charges of 33.7 million, and adjusted EPS of $0.02.

	First Quarter
($ in millions except EPS)	2020	2019
Revenues	$187.1	$243.2
Operating (Loss) Income	$(26.5)	$17.6
Adjusted Operating Income [1]	$7.1	$17.6
Net (Loss) Income	$(24.6)	$10.0
Basic and Diluted EPS	$(0.80)	$0.33
Adjusted Basic and Diluted EPS [1]	$0.02	$0.33
Adjusted EBITDA [1]	$11.0	$21.4
[1] See Appendix A for GAAP to Non-GAAP reconciliation

“Absent special charges during the first quarter, we successfully adjusted our cost structure to achieve an 18% pull through rate year over year and made more significant improvements as compared to the fourth quarter. In addition, we achieved $114 million of liquidity, reflecting our focus on disciplined cash management. In the face of an already substantially lower production environment, which was exacerbated by the COVID-19 pandemic in late-March, we took swift actions to align our business to our new operational realities. Further, we are continuing to make adjustments to right-size the business and maintain liquidity based on current demand trends. We have been purposeful in our approach to cost optimization to preserve our capabilities, ensure we are ready to restart production efficiently, and preserve core growth initiatives,” commented Harold Bevis, President and Chief Executive Officer of Commercial Vehicle Group. “Importantly, last week we announced that we had reached a new agreement to amend our Term Loan with our lenders and asset-based Revolving Credit Facility with the banks, which provides covena nt relief and increased flexibility to right-size certain parts of the Company.”
“First Source Electronics (FSE) continues to be a bright spot during this difficult business environment. With e-commerce applications growing in importance, we are well positioned to respond to the robust demand, and we are proud to play a small part in helping the global economy continue to run. As a result of the increased demand, we expanded production for FSE from one facility to three, utilizing two additional CVG facilities,” Mr. Bevis concluded.

Consolidated Results

First Quarter 2020 Results

•
First quarter 2020 revenues were $187.1 million compared to $243.2 million in the prior year period, a decrease of 23.1%. The decrease in revenues reflects lower heavy-duty truck production in North America and in the global construction markets we serve. Foreign currency translation adversely impacted first quarter 2020 revenues by $1.2 million, or by 0.5%.

•
Operating loss for the first quarter 2020 was $26.5 million compared to operating income of $17.6 million in the prior year period. The operating loss is primarily attributable to lower sales volume, $28.9 million of impairment expenses, $2.4 million in costs associated with the investigation into the restatement of the Company’s financial statements and $2.3 million in costs associated with the CEO transition. The first quarter of 2020 adjusted operating income was $7.1 million when excluding special charges. The impact of the decline in sales and first quarter specific costs were partially offset by cost reduction initiatives.

•
Interest, associated with our debt, and other expense was $5.4 million and $4.4 million for the three months ended March 31, 2020 and 2019, respectively. The increase reflects unfavorable foreign exchange translation.

•	Net loss was $24.6 million for the first quarter 2020, or $0.80 per diluted share, compared to net income of $10.0 million in the prior year period, or $0.33 per diluted share.

At March 31, 2020, the Company had $15.0 million outstanding under its revolving credit facility and liquidity of $114.2 million; $58.1 million of cash and $56.1 million of availability from the revolving credit facility.

Segment Results

Electrical Systems Segment

First Quarter 2020 Results

•
Revenues for the Electrical Systems Segment in the first quarter 2020 were $112.1 million compared to $143.6 million for the prior year period, a decrease of 21.9% primarily resulting from lower heavy-duty truck production in North America and in the global construction markets we serve, partially offset by an increase in industrial and military revenues primarily attributable to the First Source Electronics acquisition. Foreign currency translation adversely impacted first quarter 2020 revenue by $0.4 million, or by 0.2%.

•
Operating loss for the first quarter 2020 was $17.1 million compared to operating income of $15.0 million in the prior year period. The operating loss is primarily attributable to lower sales volume and $23.4 million of impairment expenses. The first quarter of 2020 adjusted operating income was $6.3 million when excluding special charges. The impact of the decline in sales and impairment expenses were partially offset by cost reduction initiatives.

Global Seating Segment

First Quarter 2020 Results

•
Revenues for the Global Seating Segment in the first quarter 2020 were $76.0 million compared to $104.1 million in the prior year period, a decrease of 27.0%, primarily resulting from lower heavy-duty truck production in North America and in the global construction markets we serve. Foreign currency translation adversely impacted first quarter 2020 revenues by $0.9 million, or by 0.8%.

•
Operating loss for the first quarter 2020 was $0.4 million compared to operating income of $8.3 million in the prior year period. The operating loss is primarily attributable to lower sales volume and $4.8 million of impairment expenses. The first quarter of 2020 adjusted operating income was $4.6 million when excluding special charges. The impact of the decline in sales and impairment expenses were partially offset by cost reduction initiatives.

Second Quarter Outlook

According to ACT Research, second quarter 2020 North American heavy-duty and medium-duty truck build is expected to decline 65% to 75% as compared to the first quarter of 2020, as the North American Truck OEMs respond to COVID-19 and overall market conditions. Although the Company's other end markets are not expected to decline as dramatically, we expect revenues for the three months ending June 30, 2020 to be significantly lower than the three months ending March 31, 2020.

As a result of the rapid changes in our end market conditions, our OEM customer ordering patterns and general uncertainties around the impacts of COVID-19 on businesses such as government-mandated shut downs, the Company will not be providing 2020 guidance related to North American Class 5-8 truck and global construction production.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Tuesday, May 19, 2020, at 8:00 a.m. ET. To participate, dial (844) 743-2497 using conference code 5874827.

This call is being webcast by NASDAQ. The webcast, as well as a supplemental earnings presentation, can be accessed through the “Investors” section of Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 5874827.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. (through its subsidiaries) is a leading supplier of electrical wire harnesses, seating systems, and a full range of other cab related products for the global commercial vehicle markets, including the medium- and heavy-duty truck, medium- and heavy-construction vehicle, military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, including the short-term and potential longer-term impact of the COVID-19 pandemic on Class 8 and Class 5-7 North America truck build rates and performance of the global construction equipment business, expected cost savings, the Company’s initiatives to address customer needs, organic growth, the Company’s plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (ii) future financial restatements affecting the company; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) the Company's ability to develop or successfully introduce new products; (v) risks associated with conducting business in foreign countries and currencies; (vi) increased competition in the medium- and heavy-duty truck markets, construction, agriculture, aftermarket, military, bus and other markets; (vii) the Company’s failure to complete or successfully integrate strategic acquisitions and the impact of such acquisitions on business relationships; (viii) the Company’s ability to recognize synergies from the reorganization of the segments; (ix) the Company’s failure to successfully manage any divestitures; (x) the impact of changes in governmental regulations on the Company's customers or on its business; (xi) the loss of business from a major customer, a collection of smaller customers or the discontinuation of particular commercial vehicle platforms; (xii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (xiii) the Company’s ability to comply with the financial covenants in its debt facilities; (xiv) fluctuation in interest rates or change in the reference interest rate relating to the Company’s debt facilities; (xv) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives and address rising labor and material costs; (xvi) volatility and cyclicality in the commercial vehicle market adversely affecting us, including the impact of the current COVID-19 pandemic; (xvii) the geographic profile of our taxable income and changes in valuation of our deferred tax assets and liabilities impacting our effective tax rate; (xviii) changes to domestic manufacturing initiatives; (xix) implementation of tax or other changes, by the United States or other international jurisdictions, related to products manufactured in one or more jurisdictions where the Company does business (xx) security breaches and other disruptions that could compromise our information systems; (xxi) the impact of disruptions in our supply chain or delivery chains; (xxii) litigation against us; (xxiii) the impact of health epidemics or widespread outbreak of contagious disease; and (xxiv) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2019. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019 (as restated)
	(Unaudited)	(Unaudited)
	(In thousands, except per share amounts)
Revenues	$187,105	$243,164
Cost of Revenues	166,802	210,075
Gross Profit	20,303	33,089
Selling, General and Administrative Expenses	17,099	15,199
Amortization Expense	860	321
Impairment Expense	28,867	—
Operating (Loss) Income	(26,523)	17,569
Interest and Other Expense	5,365	4,396
(Loss) Income Before Provision for Income Taxes	(31,888)	13,173
(Benefit) Provision for Income Taxes	(7,294)	3,187
Net (Loss) Income	$(24,594)	$9,986
(Loss) earnings per Common Share:
Basic	$(0.80)	$0.33
Diluted	$(0.80)	$0.33
Weighted Average Shares Outstanding:
Basic	30,806	30,513
Diluted	30,806	30,694

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except per share amounts)
Assets
Current Assets:
Cash	$58,055	$39,511
Accounts receivable, net of allowances of $477 and $432, respectively	123,293	115,099
Inventories	84,459	82,872
Other current assets	14,043	18,490
Total current assets	279,850	255,972
Property, plant and equipment, net of accumulated depreciation of $155,718 and $154,939, respectively	70,022	73,686
Operating lease right-of-use assets, net	31,645	34,960
Goodwill	—	27,816
Intangible assets, net of accumulated amortization of $12,099 and $11,440, respectively	24,160	25,258
Deferred income taxes	22,795	14,654
Other assets, net	2,716	3,480
Total assets	$431,188	$435,826
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$73,640	$63,058
Revolving credit facility	15,000	—
Current operating lease liabilities	7,730	7,620
Accrued liabilities and other	39,266	32,673
Current portion of long-term debt	3,268	3,256
Total current liabilities	138,904	106,607
Long-term debt	152,304	153,128
Operating lease liabilities	26,248	29,414
Pension and other post-retirement benefits	10,072	10,666
Other long-term liabilities	6,734	7,323
Total liabilities	334,262	307,138
Stockholders’ Equity:
Preferred stock, $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, $0.01 par value (60,000,000 shares authorized; 30,847,269 and 30,801,255 shares issued and outstanding respectively)	323	323
Treasury stock, at cost: 1,334,251 shares, as of March 2019 and December 2018	(11,230)	(11,230)
Additional paid-in capital	246,714	245,852
Retained deficit	(84,901)	(60,307)
Accumulated other comprehensive loss	(53,980)	(45,950)
Total stockholders’ equity	96,926	128,688
Total liabilities and stockholders’ equity	$431,188	$435,826

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31, 2020
	Electrical Systems		Global Seating		Corporate / Other		Total
	2020	2019 (as restated)	2020	2019	2020	2019 (as restated)	2020	2019 (as restated)
Revenues
External Revenues	$111,167	$140,672	$75,938	$102,492	$—	$—	$187,105	$243,164
Intersegment Revenues	931	2,939	43	1,569	(974)	(4,508)	—	—
Total Revenues	$112,098	$143,611	$75,981	$104,061	$(974)	$(4,508)	$187,105	$243,164
Gross Profit	10,946	19,331	9,371	13,779	(14)	(21)	20,303	33,089
Amortization Expense	729	187	131	134	—	—	860	321
Selling, General & Administrative Expenses	3,950	4,149	4,792	5,337	8,357	5,713	17,099	15,199
Impairment Expense	23,415	—	4,809	—	643	—	28,867	—
Operating (Loss) Income	$(17,148)	$14,995	$(361)	$8,308	$(9,014)	$(5,734)	$(26,523)	$17,569

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
Operating (Loss) Income	$(26,523)	$17,569
CEO Transition	2,256	—
Restructuring	171	—
Investigation	2,376	—
Impairment of Goodwill and Long-Lived Assets	28,867	—
Adjusted Operating Income	$7,147	$17,569
% of Revenues	3.8%	7.2%

Interest Expense	4,624	4,552
Other Income / Expense	741	(156)
Income Before Provision for Income Taxes	$1,782	$13,173

Adjusted Provision for Income Taxes[1]	1,123	3,187
Adjusted Net Income	$659	$9,986

Adjusted Basic and Diluted EPS	$0.02	$0.33

Adjusted Operating Income	$7,147	$17,569
Depreciation Expense	3,780	3,360
Amortization Expense	860	321
Non Interest Other Income / Expense	(741)	156
Adjusted EBITDA	$11,046	$21,406
% of Revenues	5.9%	8.8%

1.	Reported Tax (Benefit) Provision adjusted for tax effect of special charges at 25%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands)

	For the Three Months Ended March 31, 2020
	Electrical Systems	Global Seating	Corporate	Total
Operating (Loss) Income	$(17,148)	$(362)	$(9,013)	$(26,523)
CEO Transition	—	—	2,256	2,256
Restructuring	—	131	40	171
Investigation	—	—	2,376	2,376
Impairment of Goodwill and Long-Lived Assets	23,415	4,809	643	28,867
Adjusted Operating Income	$6,267	$4,578	$(3,698)	$7,147
% of Revenues	5.6%	6.0%		3.8%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.